As filed with the Securities and Exchange Commission on March 1, 1995.

                                       Registration No. 33-___________________
______________________________________________________________________________
______________________________________________________________________________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-3
                            REGISTRATION STATEMENT

                                     Under

                          THE SECURITIES ACT OF 1933

                                 _____________


                                 AIRGAS, INC.
            ______________________________________________________
            (Exact name of registrant as specified in its charter)


           Delaware                                      56-0732648
_____________________________                        ___________________
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                        Identification No.)

                    Five Radnor Corporate Center, Suite 550
                              100 Matsonford Road
                          Radnor, Pennsylvania 19087
                                (610) 687-5253
       _________________________________________________________________
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 _____________

                            TODD R. CRAUN, ESQUIRE
                                  AIRGAS, INC.
                    Five Radnor Corporate Center, Suite 550
                              100 Matsonford Road
                          Radnor, Pennsylvania  19087
                                (610) 687-5253
              ___________________________________________________
              (Address, including zip code, and telephone number,
                  including area code, of agent for service)

                                 _____________

                                   Copy to:

                            NANCY D. WEISBERG, ESQ.
                          MCCAUSLAND, KEEN & BUCKMAN
                    Five Radnor Corporate Center, Suite 500
                              100 Matsonford Road
                          Radnor, Pennsylvania 19087

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /____/

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /

                                 _____________

                        CALCULATION OF REGISTRATION FEE


                                Proposed    Proposed
Title of                        maximum     maximum
each class          Amount      offering    aggregate     Amount of
of securities       to be       price per   offering     registration
to be registered   registered   share (1)   price (1)        fee
_______________    __________   _________   _________    ____________

Common Stock,
$.01 par value
per share           80,122       $25.438     $2,038,143     $703


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 based upon the average of the low and high prices of Registrant's Common Stock on February 22, 1995 on the New York Stock Exchange.


                                 _____________


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                 AIRGAS, INC.
                       CROSS REFERENCE SHEET PURSUANT TO
                         ITEM 501(b) OF REGULATION S-K

 Item No.    Form S-3 Caption                 Prospectus Page or Caption
 ________    ________________                 __________________________

   1.      Forepart of the Registration       Facing Page; Cross Reference
           Statement and Outside Front        Sheet; Outside Front Cover Page
           Cover Page of Prospectus

   2.      Inside Front and Outside Back      Inside Front Cover Page; Outside
           Cover Pages of Prospectus          Back Cover Page

   3.      Summary Information, Risk          Not Applicable
           Factors and Ratio of Earnings
           to Fixed Charges

   4.      Use of Proceeds                    Use of Proceeds

   5.      Determination of Offering Price    Not Applicable

   6.      Dilution                           Not Applicable

   7.      Selling Security Holders           Selling Stockholders

   8.      Plan of Distribution               Plan of Distribution

   9.      Description of Securities to be    Incorporated by Reference from
           Registered                         the Registrant's Registration
                                              Statement on Form 8-A

   10.     Interests of Named Experts and     Legal Matters
           Counsel

   11.     Material Changes                   Not Applicable

   12.     Incorporation of Certain           Incorporation by Reference
           Information by Reference

   13. Disclosure of Commission Position Not Applicable on Indemnification for Securities
           Act Liabilities



PROSPECTUS
__________

                                 AIRGAS, INC.


                         80,122 Shares of Common Stock




     Up to 80,122 shares (the "Shares") of Airgas, Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), may be offered from time to time under this Prospectus by certain stockholders of the Company (the "Selling Stockholders"). The Shares may be issued by the Company to the Selling Stockholders in payment for contingent payments which may be made pursuant to the acquisition of a company of which the Selling Stockholders were stockholders. See "Selling Stockholders."

     The issuance of the Shares by the Company to the Selling Stockholders is not being registered hereunder. Only the resale of the Shares by the Selling Stockholders is covered by this Prospectus. Any such sales may be in one or more transactions to be executed on the New York Stock Exchange, on any other exchange on which the Common Stock may be traded or in the over-the-counter market at prices prevailing at the times of such sales or in private sales at prices related to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

     The Common Stock is traded on the New York Stock Exchange. The last reported sale price of the Common Stock, on February 28, 1995, as reported on the New York Stock Exchange, was $25.875 per share.


                  THESE SECURITIES HAVE NOT BEEN APPROVED OR
             DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
               NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
             OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.





               The date of this Prospectus is ___________, 1995.

                             AVAILABLE INFORMATION
                             _____________________


     Airgas, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company's Common Stock is listed on the New York Stock Exchange and reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus concerning any contract or other document filed with or incorporated by reference in the Registration Statement are not necessarily complete, each statement being qualified in all respects by such reference. For further information regarding the Company and the Common Stock, reference is made to the Registration Statement, including the documents and exhibits filed or incorporated as a part thereof, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and copies of all or any part thereof may be obtained from such office upon payment of the fees prescribed by the Commission.

                          INCORPORATION BY REFERENCE
                          __________________________


     The following documents filed by the Company with the Commission (File No. 1-9344) are incorporated herein by reference:


     (1) The Company's annual report on Form 10-K for the fiscal year ended March 31, 1994;

     (2) The Company's quarterly reports on Form 10-Q for the quarters ended June 30, 1994, September 30, 1994, and December 31, 1994;

     (3) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 1994; and

     (4) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A effective under Section 12(b) of the Exchange Act on December 19, 1986.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering made herein, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.


     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all information that has been incorporated by reference in this Prospectus (but not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference in the information that this Prospectus incorporates), each such request to be addressed as follows: Todd R. Craun, Esquire, Airgas Inc., Five Radnor Corporate Center, Suite 550, 100 Matsonford Road, Radnor, Pennsylvania 19087, (610) 687-5253.

                                   THE COMPANY
                                   ___________


     The Company distributes industrial, medical, and specialty gases and a wide selection of name-brand welding equipment, accessories and industrial protective equipment. The Company believes that its industrial gas distribution network is the largest industrial gas distribution system in the United States. The Company's principal business strategy is to continue to expand its industrial gas distribution network, primarily through an aggressive program of acquiring independent distributors. The Company also manufactures and sells acetylene, nitrous oxide, carbon products and calcium carbide.


                                  THE OFFERING
                                  ____________

     The Shares offered hereby are being offered by the Selling Stockholders, who were formerly stockholders of Aerocare Home Medical Limited, which subsequently changed its name to Airgas Ontario Inc. ("Ontario"), and which was acquired by the Company on December 29, 1993. Pursuant to the Share Purchase Agreement between the Company and the Selling Stockholders, the Selling Stockholders may receive contingent payments in 1995, 1996 and 1997 based on Ontario's performance during the periods ending December 31, 1994, 1995 and 1996. The Selling Stockholders may receive contingent payments aggregating up to Canadian $2,400,000 payable in cash or the Company's Common Stock, at the stockholders' election, with the stock payable at the rate of U.S. $22.50, $24.13 and $25.38 per share in 1995, 1996 and 1997, respectively.

     The purchase agreement between the Company and Ontario provides the Selling Stockholders with certain registration rights. The registration statement of which this Prospectus is a part has been filed by the Company in satisfaction of the Company's obligations to register the Shares for sale by the Selling Stockholders pursuant to the registration rights provided under such agreement.


                                USE OF PROCEEDS
                                _______________


     The Company will receive no proceeds from any sales of the Shares by the Selling Stockholders.

     The Company will pay all fees and expenses incurred by the Company in connection with registering the Shares for sale under the Securities Act.


                             PLAN OF DISTRIBUTION
                             ____________________


     The Company has been advised by the Selling Stockholders that they or, in the event of the death of a Selling Stockholder, the Selling Stockholder's personal representative, may sell all, or a portion or none of the Shares registered for sale by them hereunder from time to time. Any such sales may be in one or more transactions to be executed on the New York Stock Exchange, on any other exchange on which the Common Stock may be traded or in the over-the-counter market at prices prevailing at the times of such sales or in private sales at prices related to the prevailing market prices or at negotiated prices. The sales may involve (a) a block transaction in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases as a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. The Selling Stockholders have advised the Company that in the event that their sales of the Shares are deemed to be a "distribution" for purposes of Rule 10b-6 promulgated under the Securities and Exchange Act of 1934, they will comply with the provisions of the rule, if applicable. Broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions (which compensation may be in excess of customary commissions). The Selling Stockholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Shares positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. In the event that a Selling Stockholder engages an underwriter in connection with the sale of Shares, the Selling Stockholder has agreed to file with the Commission, as an exhibit to the registration statement of which this Prospectus is a part, an underwriting agreement, if any, entered into with such underwriter and to disclose any compensation arrangement between the Selling Stockholder and the underwriter in a supplement to this Prospectus or, if required, in a post-effective amendment to the registration statement of which this Prospectus is a part. Any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this Prospectus.

                             SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of January 31, 1995, and as adjusted to reflect the sale of the Shares by the Selling Stockholders. None of the individuals identified below owns more than 1% of the Company's outstanding Common Stock as of the date of this Prospectus. Unless otherwise indicated, the Selling Stockholders listed possess sole voting and investment power with respect to the shares listed.

                       Number of Shares
                         Beneficially      Shares       Number of Shares
                         Owned Prior       Being        Beneficially Owned
Selling Stockholders    to the Offering    Offered (1)  After the Offering (1)
____________________   ________________    _________    ____________________
John W. Adams (2)           17,266 (3)       17,266 (3)         -
Gordon B. Carmichael (4)     7,684 (3)        7,684 (3)         -
Douglas B. DeVries (4)      17,266 (3)       17,266 (3)         -
James B. Gibson (4)         17,266 (3)       17,266 (3)         -
Lawrence R. Kuhnert (4)     17,266 (3)       17,266 (3)         -
Geoffrey C. Pulford (5)      4,006 (3)(6)(7)  3,374 (3)       632 (6)(7)

(1) Assumes that the Selling Stockholders sell all of the Shares being offered.
(2) Mr. Adams has served as a Director of Ontario since December 31, 1993 and prior thereto served as Chairman of the Board and a director for a period in excess of three years ending on December 29, 1993.
(3) Includes the shares issuable in connection with the Company's acquisition of Ontario, assuming the payment of the full amount of the contingent payments aggregating Canadian $2,400,000 payable in three installments of Canadian $800,000 on each of February 27, 1995, February 27, 1996 and February 27, 1997. The payments are subject to reduction as provided in the purchase agreement in the event that the operating profit (as defined in the agreement) of Ontario fails to achieve certain levels specified in the agreement. Since the contingent payments are payable in Canadian dollars and the Company's Common Stock is issuable to the Selling Stockholders at a rate based upon U.S. dollars, the number of shares issuable to the Selling Stockholders will change with fluctuations in the U.S./Canadian dollar exchange rate. For purposes of this table, the number of shares issuable in 1995 is based upon the exchange rate of Canadian $1.00 for U.S. $0.7103 on December 31, 1994, and the number of shares issuable in 1996 and 1995 is calculated based upon an assumed exchange rate of Canadian $1.00 for U.S. $0.85, which is subject to adjustment based upon the actual exchange rate on December 31, 1995 and 1996. The shares of the Company's Common Stock are issuable at the rate of U.S. $22.50, $24.13 and $25.38 per share in 1995, 1996 and 1997, respectively.
(4) The following persons held the positions in Ontario indicated below for a period in excess of three years ending on December 29, 1993, the date of acquisition of Ontario by the Company: Mr. Carmichael, Secretary and a director; Mr. DeVries, Vice President and a director; Mr. Gibson, President and a director; and Mr. Kuhnert, Treasurer and a director.
(5) Mr. Pulford has served as President of Ontario since December 29, 1993, and prior thereto served as Vice President and General Manager for a period in excess of three years ending on December 29, 1993.
(6) Does not include shares of Airgas Common Stock which may be issued to Mr. Pulford upon the exchange of Ontario shares acquired by Mr. Pulford from the Company pursuant to an exchange rights agreement.
(7)  Includes 500 shares issuable upon exercise of options.

     The Company is not able to determine, at this time, the number of Shares that ultimately will be issued upon the payment of the contingent payments to the Selling Stockholders, since that amount is based on the operating profit of Ontario and on future exchange rates of the Canadian and U.S. dollars.


Transfer Agent and Registrar
____________________________

     The Transfer Agent and Registrar for the Company's Common Stock is The Bank of New York.


                                 LEGAL MATTERS
                                 _____________


     The validity of the Common Stock offered hereby will be passed upon for the Selling Stockholders by McCausland, Keen & Buckman, Radnor, Pennsylvania. Certain attorneys of McCausland, Keen & Buckman beneficially own, in the aggregate, 21,010 shares of the Company's Common Stock and warrants to purchase 33,500 shares of the Common Stock.


                                    EXPERTS
                                    _______


     The consolidated financial statements and schedules of Airgas, Inc. as of March 31, 1994 and 1993, and for each of the years in the three-year period ended March 31, 1994, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick, LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

No dealer, salesman or other
person has been authorized to give
any information or to make any
representations not contained in this
Prospectus in connection with the
offer contained herein, and, if
given or made, such information or
representation must not be relied
upon as having been authorized by
the Company or Selling
Stockholder. This Prospectus does
not constitute an offer to sell, or a                     AIRGAS, INC
solicitation of an offer to buy any
securities offered hereby in any
jurisdiction to any person to whom
it is not lawful to make any such
offer or solicitation in such                   80,122 Shares of Common Stock
jurisdiction. Neither the delivery of
this Prospectus nor any sale made
hereunder shall, Common Stock
under any circumstances, create an
implication that there has been no
change in the affairs of the
Company since the date hereof or
that the information contained
herein is correct as of any time
subsequent to its date.

  ______________________


TABLE OF CONTENTS


Available Information. . . . 2
Incorporation By Reference . 3                    ___________________________
The Company. . . . . . . . . 4
The Offering . . . . . . . . 4
Use of Proceeds. . . . . . . 4                             PROSPECTUS
Plan of Distribution . . . . 5
Selling Stockholders . . . . 6                    ___________________________
Legal Matters. . . . . . . . 7
Experts. . . . . . . . . . . 7                                 ________, 1995

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     ______________________________________


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

          Registration Fee . . . . . . . $  703 *
          NYSE Listing Fee . . . . . . .     **
          Printing and Engraving . . . .  1,000
          Accounting Fees. . . . . . . .     **
          Blue Sky Fees and Expenses . .     **
          Legal Fees . . . . . . . . . .     **
          Miscellaneous. . . . . . . . .  5,000

               Total . . . . . . . . . .     **

     ______________________________

     *    Actual
     **   To be filed by amendment.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees, and other agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except the indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     The Company's articles of incorporation provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by the Company to the full extent authorized or permitted by Delaware law. The articles also provide that the Company may purchase and maintain insurance and may also create a trust fund, grant a security interest and/or use other means (including establishing letters of credit, surety bonds and other similar arrangements) and may enter into contracts providing for indemnification, to ensure full payment of indemnifiable amounts. The Company has entered into such indemnification agreements with its directors and executive officers.

ITEM 16.  EXHIBITS.

     * 5. Opinion and consent of McCausland, Keen & Buckman, counsel to the Company.

      23. Consent of KPMG Peat Marwick, LLP.

      24. Power of Attorney (see signature page)

     _______________________
     *   To be filed by amendment


ITEM 17.  UNDERTAKINGS.

     I.   Rule 415 Offering.  The undersigned registrant hereby undertakes:
          __________________

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          2. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered pursuant to this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     II.  Filings Incorporating Subsequent Exchange Act Documents by
          Reference.
          __________________________________________________________

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered pursuant to this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     III. Acceleration of Effectiveness - Indemnification Undertaking.
          ____________________________________________________________

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Delaware County, Pennsylvania, on March 1, 1995.

                              AIRGAS, INC.


                              By: /S/Peter McCausland
                                  _________________________________________
                                  Peter McCausland, Chairman of the Board
                                  and Chief Executive Officer


                              By: /S/Britton H. Murdoch
                                  __________________________________________
                                  Britton H. Murdoch, Vice President/Finance
                                  and Chief Financial Officer


                              By: /S/Scott M. Melman
                                  __________________________________________
                                  Scott M. Melman, Vice President and
                                  Corporate Controller


                               POWER OF ATTORNEY
                               _________________


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter McCausland and Todd R. Craun, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.



/S/ Peter McCausland                                Date:March 1, 1995
_______________________________________
Peter McCausland, Chairman of the Board
and Chief Executive Officer


/S/ Britton H. Murdoch                              Date:March 1, 1995
_______________________________________
Britton H. Murdoch, Vice President/
Finance and Chief Financial Officer


/S/Scott M. Melman                                  Date:March 1, 1995
_______________________________________
Scott M. Melman, Corporate Controller


/S/W. Thacher Brown                                 Date:March 1, 1995
_______________________________________
W. Thacher Brown, Director


/S/Frank B. Foster                                  Date:March 1, 1995
_______________________________________
Frank B. Foster, III, Director


/S/James M. Hoak, Jr., Director                     Date:March 1, 1995
_______________________________________
James M. Hoak, Jr., Director


_______________________________________             Date:
John A.H. Shober, Director


/S/Erroll C. Sult                                   Date:March 1, 1995
_______________________________________
Erroll C. Sult, Director


/S/Robert E. Naylor, Jr., Director                  Date:March 1, 1995
_______________________________________
Robert E. Naylor, Jr., Director


/S/Robert L. Yohe, Director                         Date:March 1, 1995
_______________________________________
Robert L. Yohe, Director


_______________________________________             Date:
Merril L. Stott, Director